Exhibit 99.1

PARTS iD, Inc. Reports First Quarter 2021 Results

First Quarter Revenues Increased 54% Year-Over-Year to $109.1 Million

CRANBURY, N.J., May 10, 2021 -- PARTS iD, Inc. (NYSE American: ID) (“PARTS iD” or “Company”), the owner and operator of, among other verticals, “CARiD.com,” a leading digital commerce platform for the automotive aftermarket, today announced results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Summary (Comparisons versus First Quarter 2020)

●	Net revenue increased 54.2% to $109.1 million as compared to $70.7 million.

●	Gross margin was 20.9% as compared to 21.4%.

●	Operating expenses as a percent of net revenue were 21.7% as compared to 23.0%.

●	Operating loss was $(0.8) million as compared to $(1.1) million.

●	Net loss was $(0.6) million as compared to $(0.8) million.

●	Adjusted EBITDA increased 82.5% to $1.2 million compared to $0.7 million.

Management Commentary

“Our strong first quarter performance represents a great start to 2021,” said Nino Ciappina, Chief Executive Officer of PARTS iD. “The initiatives we’ve been executing aimed at further broadening the products and services available across our portfolio of websites are helping fuel demand and higher conversion. Within the automotive aftermarket industry, we’ve made great progress expanding beyond CARiD.com’s core accessories business, led by significant gains in Wheels & Tires and repair parts, while also enhancing our Do-It-For-Me offering through the integration of over 2,117 tire installation service centers with our platform. At the same time, we are experiencing exceptional growth in our newer verticals including Motorcycles and Powersports, Boating and Marine, and RV/Campers, as we combine deep product catalogs, rich fitment data, competitive prices and fast delivery to better meet the needs of enthusiasts in these niche markets. Our recent success highlights the growing consumer adoption of our differentiated and seamless one stop shopping experience and I’m confident that we are just beginning to unlock the potential of our technology driven, capital-efficient business model.”

First Quarter 2021 Financial Results

First quarter 2021 net revenue increased 54.2% to $109.1 million, compared to $70.7 million in the first quarter of 2020. This increase was primarily attributable to a 41.6% increase in the conversion rate compared to the first quarter of 2020. The total number of orders received in the three months ended March 31, 2021 increased 52.9% compared to the three months ended March 31, 2020. By category of accessories and parts, in the three months ended March 31, 2021 compared to the same prior year period, the total value of orders received increased by: 93% for Wheels and Tires; 83% for Boating and Marine; 80% for Motorcycle and Powersports; and 108% for RVs/Campers.

Gross profit for the first quarter of 2021 increased 50.5% to $22.8 million compared to $15.2 million in the same prior year period. Gross margin was 20.9% for the first quarter of 2021 compared to 21.4% in the first quarter of 2020. The increase in gross profit was attributable to the year-over-year increase in revenue, partially offset by increased shipping costs.

Operating expenses were $23.6 million for the first quarter of 2021 compared to $16.3 million for the first quarter of 2020. The increase in operating expenses was primarily attributable to higher advertising expenses aimed at driving website traffic and increasing brand awareness, as well as costs associated with being a public company. Operating expenses as a percent of net revenue were 21.7% compared to 23.0% in the same prior year period, an improvement of 130 basis points, reflecting greater leverage on higher revenues during the first quarter 2021.

Operating loss for the first quarter of 2021 was $(0.8) million compared to $(1.1) million for the first quarter of 2020.

Net loss for the first quarter of 2021 decreased 23.7% to $(0.6) million compared to a net loss of $(0.8) million in the same prior year period.

Adjusted EBITDA increased 82.5% to $1.2 million in the first quarter of 2021 compared to $0.7 million in the same prior year period.

Balance Sheet

As of March 31, 2021, the company had cash of $37.4 million compared to $22.2 million at December 31, 2020. The increase in cash was primarily driven by net cash provided by operating activities of $17.0 million, partly offset by cash used in investing activities of $1.8 million, primarily related to website and software development expenditures.

Conference Call

PARTS iD’s Chief Executive Officer, Nino Ciappina, and Chief Financial Officer, Kailas Agrawal, will host a live conference call to discuss financial results today, May 10, 2021 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9129 (domestic) or (201) 493-6753 (international).

The conference call will also be available to interested parties through a live webcast at https://www.partsidinc.com/. A telephone replay of the call will be available until May 24, 2021, by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and entering the conference identification number: 13719455.

About PARTS iD, Inc.

PARTS iD is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market, PARTS iD has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings; and continued digital commerce innovation.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes certain non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.

To this end, we provide EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA consists of net income (loss) plus (a) interest expense; (b) income tax provision (or less benefit); and (c) depreciation expense. Adjusted EBITDA consists of EBITDA plus costs, fees, expenses, write offs and other items that do not impact the fundamentals of our operations, as described further below following the reconciliation of these metrics. Management believes these non-GAAP measures provide useful information to investors in their assessment of the performance of our business. The exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

▪	Although depreciation is a non-cash charge, the assets being depreciated may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

▪	EBITDA and Adjusted EBITDA do not reflect changes in our working capital;

▪	EBITDA and Adjusted EBITDA do not reflect income tax payments that may represent a reduction in cash available to us;

▪	EBITDA and Adjusted EBITDA do not reflect depreciation and interest expenses associated with the lease financing obligations; and

▪	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.

Cautionary Note Regarding Forward-Looking Statements

All statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, expected future performance, consumer adoption, anticipated success of our business model or the potential for long term profitable growth, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “confident,” “look forward” and similar expressions and their variants, as they relate to us may identify forward-looking statements. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us, particularly those associated with the COVID-19 pandemic, which has had wide-ranging and continually evolving effects. We caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include risks and uncertainties, including without limitation: our ability to recognize the anticipated benefits of our recent business combination, including with respect to financial and business performance, and our ability to produce accurate projections and metrics related thereto, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; costs related to operating as a public company; difficulties in managing our international business operations, particularly in the Ukraine, including with respect to enforcing the terms of our agreements with our contractors and managing increasing costs of operations; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; changes in our strategy, future operations, financial position, estimated revenues and losses, product pricing, projected costs, prospects and plans; the outcome of actual or potential litigation, complaints, product liability claims, or regulatory proceedings, and the potential adverse publicity related thereto; the implementation, market acceptance and success of our business model, expansion plans, opportunities and initiatives, including the market acceptance of our planned products and services; competition and our ability to counter competition, including changes to the algorithms of Google and other search engines; developments and projections relating to our competitors and industry; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; ability to maintain and enforce intellectual property rights and ability to maintain technology leadership; our future capital requirements, our ability to raise capital and utilize sources of cash; our ability to obtain funding for our operations; changes in applicable laws or regulations; the effects of current and future U.S. and foreign trade policy and tariff actions; disruptions in the marketplace for online purchases of aftermarket auto parts; disruptions in the supply chain; and the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in our filings with the United States Securities and Exchange Commission (SEC), which are available at https://www.sec.gov (or at https://www.partsidinc.com). The forward-looking statements represent our estimates as of the date hereof only, and we specifically disclaim any duty or obligation to update forward-looking statements.

Investors:
Brendon Frey
ICR
ir@partsidinc.com

Media
Cory Ziskand
ICR

PARTSiD@icrinc.com

PARTS iD, Inc.

Condensed Consolidated Statements of Operations

	Three months ended March 31,
	2021 (Unaudited)	2020 (Unaudited)

Net revenue	$109,073,628	$70,725,965
Cost of goods sold	86,240,019	55,557,165

Gross profit	22,833,609	15,168,800

Operating expenses:
Advertising	10,499,386	6,094,150
Selling, general and administrative	11,358,707	8,671,254
Depreciation	1,773,773	1,524,683
Total operating expenses	23,631,866	16,290,087
Loss from operations	(798,257)	(1,121,287)
Interest expense	6,490	5,783
Loss before income taxes	(804,747)	(1,127,070)
Income taxes (benefits)	(159,934)	(282,500)
Net loss	$(644,813)	$(844,570)

Net loss	$(644,813)	$(844,570)
Less: Preferred stocks dividends	-	125,000
Loss available to common shareholders	$(644,813)	$(969,570)
Loss per common share
Basic loss per share	$(0.02)	$(0.04)
Weighted average number of shares (basic)	32,873,457	24,950,958
Diluted loss per share	$(0.02)	$(0.04)
Weighted average number of shares (diluted)	32,923,451	24,950,958

PARTS iD, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2021 (Unaudited)	December 31, 2020
ASSETS
Current assets
Cash	$37,443,238	$22,202,706
Accounts receivable	4,048,173	2,236,127
Inventory	8,255,723	4,856,265
Prepaid expenses and other current assets	4,093,768	5,811,332
Total current assets	53,840,902	35,106,430

Property and equipment, net	11,468,861	11,470,360
Intangible assets	237,752	237,752
Deferred tax assets	1,099,800	1,099,800
Other assets	267,707	267,707
Total assets	$66,915,022	$48,182,049

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$41,273,776	$35,631,913
Customer deposits	27,266,342	16,185,648
Accrued expenses	6,767,547	5,468,570
Other current liabilities	4,925,366	3,592,782
Notes payable, current portion	14,550	19,706
Total liabilities	80,247,581	60,898,619

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value per share;
1,000,000 shares authorized and 0 issued and outstanding	-	-
Common stock, $0.0001 par value per share;
10,000,000 Class F shares authorized and 0 issued and outstanding	-	-
100,000,000 Class A shares authorized and 32,873,457 issued and outstanding, as of March 31, 2021 and December 31, 2020, respectively	3,287	3,287
Additional paid in capital	28,824	-
Accumulated deficit	(13,364,670)	(12,719,857)
Total shareholders’ deficit	(13,332,559)	(12,716,570)

Total Liabilities and Shareholder’s Deficit	$66,915,022	$48,182,049

PARTS iD, Inc.

Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2021 (Unaudited)	2020 (Unaudited)

Cash Flows from Operating Activities:
Net loss	$(644,813)	$(844,570)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,773,773	1,524,683
Deferred income tax	-	(282,500)
Share based compensation	28,824	-
Changes in operating assets and liabilities:
Accounts receivable	(1,812,046)	(144,194)
Inventory	(3,399,458)	(416,105)
Prepaid expenses and other current assets	1,717,564	576,523
Accounts payable	5,641,863	2,593,480
Customer deposits	11,080,694	1,247,161
Accrued expenses	1,298,977	(163,547)
Other current liabilities	1,332,584	158,083
Net cash provided by operating activities	17,017,962	4,249,014

Cash Flows on Investing Activities:
Purchase of property and equipment	(13,099)	(6,053)
Website and software development costs	(1,759,175)	(1,792,353)
Net cash used in investing activities	(1,772,274)	(1,798,406)

Cash Flows from Financing Activities:
Principal paid on notes payable	(5,156)	(5,456)
Payments of preferred stock dividends	-	(125,000)
Net cash used in financing activities	(5,156)	(130,456)

Net change in Cash	15,240,532	2,320,152
Cash, beginning of year	22,202,706	13,618,835
Cash, end of year	$37,443,238	$15,938,987

Supplemental disclosure of cash flows information:
Cash paid for interest	$6,490	$5,783
Cash paid for income taxes	$4,000	$-

The following table reflects the reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for each of the periods indicated.

	For the three months ended March 31,
	2021	2020
Net loss	$(644,813)	$(844,570)
Interest expense	6,490	5,783
Income taxes (benefits)	(159,934)	(282,500)
Depreciation	1,773,773	1,524,683
EBITDA	975,516	403,396
Stock Compensation expenses	28,824	-
Founder's compensation(1)	-	211,887
Legal & settlement expenses and gains(2)	243,426	30,258
Other items(3)	-	37,981
Adjusted EBITDA Total	$1,247,766	$683,522

(1)	Represents the excess compensation paid to one of the founders of Onyx over the amount management believes would have been the compensation of an independent professional CEO for the applicable reporting periods.

(2)	Represents legal and settlement expenses and gains related to significant matters that do not impact the fundamentals of our operations, pertaining to: (i) expenses of relating to causes of action between certain of the Company’s shareholders and which involves claims directly against the Company seeking the fulfillment of alleged indemnification obligations with respect to these matters, and (ii) relating to trademark and IP protection cases. We are involved in routine IP litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results.

(3)	Includes write-offs of advances and certain fraud loss claims from earlier years that we determined were uncollectible.